Exhibit 99.1

INVESTOR AND MEDIA CONTACT:

Kaveh Bakhtiari

847-484-4573

kaveh.bakhtiari@fbhs.com

FORTUNE BRANDS EXPANDS SHARE REPURCHASE AUTHORIZATION BY ADDITIONAL $400 MILLION AND DECLARES QUARTERLY DIVIDEND

DEERFIELD, Ill. – July 16, 2018 – Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced that on Friday, July 13, its Board of Directors authorized the repurchase of up to an additional $400 million of shares of the Company’s common stock over the next two years on the open market or in privately negotiated transactions in accordance with applicable securities laws. The purchases, if made, will occur from time to time depending on market conditions.

Year to date, Fortune Brands has returned a significant amount of capital to shareholders, repurchasing 10 million of its shares at a cost of approximately $600 million. The Company still has approximately $100 million remaining from a prior authorization that expires April 30, 2020, bringing the total authorization under the expanded program to approximately $500 million.

“We strongly believe that repurchasing our shares at current prices represents an attractive use of capital. Our businesses are executing well, and consumer demand for housing and home products remains solid,” said Chris Klein, chief executive officer, Fortune Brands. “While we see significant value in FBHS shares, we also remain very active in exploring potential acquisitions. We are currently engaged in discussions with potential acquisition targets and will maintain the financial flexibility to take advantage of strategic opportunities as they unfold.”

Additionally, the Board declared a quarterly cash dividend of $0.20 per common share. The dividend is payable on September 19, 2018, to stockholders of record as of the close of business on August 31, 2018.

“The new share repurchase authorization and dividend demonstrate the Board’s confidence in our business execution, strategic plan and long-term cash flow potential,” said Patrick Hallinan, chief financial officer, Fortune Brands. “We will continue to use our strong cash flow and balance sheet to drive incremental shareholder value by investing in Fortune Brands’ businesses, pursuing accretive acquisitions, and returning cash to shareholders.”

The newly announced share repurchase authorization does not obligate the Company to repurchase any dollar amount or number of shares of common stock. This authorization is in effect until July 13, 2020, and may be suspended or discontinued at any time.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Plumbing, Cabinets, Doors and Security. Its trusted brands include Moen, Perrin & Rowe, Riobel, Rohl, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); more than a dozen core brands under MasterBrand Cabinets; Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations at the time of this press release. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements, including the risks described in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or changes to future results over time or otherwise.

Source: Fortune Brands Home & Security, Inc.

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